As filed with the Securities and Exchange Commission on November 6, 1997.
                                            Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                      DATAWATCH CORPORATION
     (Exact name of registrant as specified in its charter)

          Delaware                           02-0405716
(State or other jurisdiction            (I.R.S. Employer Identification No.)
 incorporation or organization)

    234 Ballardvale Street, Wilmington, Massachusetts  01887
  (Address of Principal Executive Offices)          (Zip Code)
                     _______________________

              Datawatch Corporation 1996 Stock Plan
  Datawatch Corporation 1996 Non-Employee Director Stock Option Plan Datawatch Corporation 1996 International Employee Non-Qualified
 Stock Option Plan
                    (Full title of the plan)
                     _______________________

                        Bruce R. Gardner
              President and Chief Executive Officer
                      Datawatch Corporation
                     234 Ballardvale Street
                Wilmington, Massachusetts  01887
             (Name and address of agent for service)

                         (978) 988-9700
  (Telephone number, including area code, of agent for service)
                     _______________________

                            Copy to:

                  William B. Simmons, Jr., Esq.
                 Testa, Hurwitz & Thibeault, LLP
                        High Street Tower
                         125 High Street
                  Boston, Massachusetts  02110




                 CALCULATION OF REGISTRATION FEE


                                  Proposed        Proposed
  Title of                         Maximum        Maximum         Amount of
Securities to    Amount to be   Offering Price    Aggregate     Registration
be Registered    Registered       Per Share     Offering Price      Fee


Datawatch Corporation 1996 Stock Plan

Common Stock,    280,000 shares   $1.75 (1)      $490,000.00 (1)
$.01 par value    67,000 shares   $1.69 (1)      $113,230.00 (1)
                   8,000 shares   $1.88 (1)       $15,040.00 (1)
                 645,000 shares   $3.5625 (2)  $2,297,812.50 (2)

                                               $2,916,082.50       $883.66

Datawatch Corporation 1996 Non-Employee Director Stock Option Plan

Common Stock,     12,000 shares   $7.0625 (1)     $84,750.00 (1)
$.01 par value    12,000 shares   $7.7500 (1)     $93,000.00 (1)
                  12,000 shares   $4.3125 (1)     $51,750.00 (1)
                  36,000 shares   $3.5625 (2)    $128,250.00 (2)

                                                 $357,750.00       $108.41

Datawatch Corporation 1996 International Employee Non-Qualified
Stock Option Plan

Common Stock,    179,000 shares   $1.69 (1)      $302,510.00 (1)
$.01 par value     3,000 shares   $1.94 (1)        $5,820.00 (1)
                   5,000 shares   $1.75 (1)        $8,750.00 (1)
                  13,000 shares   $3.5625 (2)     $46,312.50 (2)

                                                 $363,392.50       $110.12

         TOTAL:  1,272,000 shares                $3,637,225.00   $1,102.19



(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been calculated upon the basis of the price at which such options may be exercised.

(2) The price of $3.5625 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on November 3, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this
Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registration Information and Employee Plan Annual Information.

     The documents containing the information specified in this
Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Datawatch Corporation (the
"Registrant") (File No. 0-19660) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended September 30, 1996;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1996, March 31, 1997 and June
30, 1997, filed pursuant to the Exchange Act;

     (c)  The Registrant's Current Report on Form 8-K dated
November 7, 1996 (as amended January 21, 1997), filed pursuant to the Exchange Act;

     (d)  The Registrant's Current Report on Form 8-K dated
October 24, 1997, filed pursuant to the Exchange Act; and

     (d)  The section entitled "Description of Registrant's
Securities to be Registered" contained in the Registrant's
Registration Statement on Form 8-A filed pursuant to
Section 12(g) of the Exchange Act, and incorporating by reference the information contained in the Registrant's Registration
Statement on Form S-1, File No. 33-46290.

     All documents subsequently filed with the Commission by the Registration pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Delaware General Corporation Law. The Registrant has statutory authority to indemnify its officers and directors. The applicable provisions of the Delaware General Corporation Law (the "DGCL") state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine such indemnity is proper.

     Under the applicable provisions of the DGCL, any indemnification shall be made by the Registrant only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

     (1) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

     (2) If such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3) By the affirmative vote of a majority of the shares entitled to vote thereon.

     Restated Certificate of Incorporation and By-Laws. The Registrant's Restated Certificate of Incorporation, as amended, eliminates the personal liability of the Registrant's directors for monetary damages for breach of their fiduciary duty of care as directors to the Registrant and its stockholders, notwithstanding any provision of law imposing such liability.
The Registrant's Restated Certificate of Incorporation, as amended, however, does not eliminate liability of the Registrant's directors for (i) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for the unlawful payments of dividends or unlawful stock repurchase or redemption as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit if such persons are parties to, or are threatened to be made parties to, certain proceedings by reason of their position as officers or directors of the Registrant. Article V of the Registrant's By-Laws, as amended, provides for the indemnification of, and advancement of expenses to, the Registrant's directors and officers. The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit No.    Description of Exhibit

       5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

       23.1         Consent of Deloitte & Touche LLP

       23.2         Consent of Testa, Hurwitz & Thibeault,
                    LLP (included in Exhibit 5.1)

       24.1         Power of Attorney (contained in the
                    signature page of this Registration
                    Statement)

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)    To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of
                      1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.;

               provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wilmington and the Commonwealth of Massachusetts, on this 6th day of November, 1997.

                                   DATAWATCH CORPORATION


                                   By: /s/ Bruce R. Gardner
                                     Bruce R. Gardner,
                                     President and Chief Executive Officer


     We, the undersigned officers and directors of Datawatch Corporation hereby severally constitute and appoint Bruce R. Gardner and Betsy J. Hartwell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Datawatch Corporation to comply with the provision of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature               Title(s)                              Date

/s/ Bruce R. Gardner    President, Chief Executive Officer    November 6, 1997
Bruce R. Gardner        (principal executive
                        officer) and Director


/s/ Betsy J. Hartwell   Vice President and Chief Fiancial     November 6, 1997
Betsy J. Hartwell       Officer (principal financial officer)


/s/ John A. Blaeser     Director                              November 6, 1997
John A. Blaeser


/s/ Jerome Jacobson     Director                              November 6, 1997
Jerome Jacobson


/s/ David T. Riddiford  Director                              November 6, 1997
David T. Riddiford


                          EXHIBIT INDEX


     Exhibit        Description of Exhibit

      5.1           Opinion of Testa, Hurwitz & Thibeault, LLP

      23.1          Consent of Deloitte & Touche LLP

      23.2          Consent of Testa, Hurwitz & Thibeault,
                    LLP (included in Exhibit 5.1)

      24.1          Power of Attorney (contained in the
                    signature page of this Registration
                    Statement)




                                                           EXHIBIT 5.1

                      ____________________

                 TESTA, HURWITZ & THIBEAULT, LLP
                      ____________________

                        Attorneys at Law

               High Street Tower, 125 High Street
                  Boston, Massachusetts  02110


Office:  (617) 248-7000                           Fax:  (617) 248-7100


                        November 6, 1997


Datawatch Corporation
234 Ballardvale Street
Wilmington, Massachusetts  01887

          Re:  Registration Statement on Form S-8 Relating to the
               1996 Stock Plan, 1996 Non-Employee Director Stock
               Option Plan and 1996 International Employee Non-Qualified Stock Option Plan of Datawatch Corporation
               (collectively, the "Plans")


Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Datawatch Corporation (the "Company") on November 6, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,272,000 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plans (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's Restated Certificate of Incorporation, as amended, the Company's by-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plans will be, upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.

     We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,



                                   TESTA, HURWITZ & THIBEAULT, LLP





                                                     EXHIBIT 23.1

                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Datawatch Corporation on Form S-8 of our report dated November 25, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the merger of Datawatch Corporation and WorkGroup Systems Limited, which was accounted for as a pooling-of-interests), appearing in the Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 1996.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
November 6, 1997